Exhibit 10.2
FIRST AMENDMENT
TO THE
CARDINAL HEALTH DEFERRED COMPENSATION PLAN
(As Amended and Restated January 1, 2020)

Background Information

A. Cardinal Health, Inc. (“Cardinal Health”) previously adopted and currently maintains the Cardinal Health Deferred Compensation Plan (the “Plan”) for the benefit of a select group of management and highly compensated employees of Cardinal Health and its subsidiaries and affiliates.

B. Section 7.1 of the Plan provides that the Plan may be amended at any time through a written resolution adopted or approved by the Financial Benefit Plans Committee (“FBPC”), with respect to any amendment that, when aggregated with any other amendment or amendments approved on the same date, is reasonably expected to have an annual financial impact on Cardinal Health of $5 million or less.

C. The FBPC has concluded that the amendment set forth below, when aggregated with any other amendments set to be approved on the same date, is reasonably expected to have an annual financial impact on Cardinal Health of less than $5 million.

D. The FBPC desires to amend the Plan to clarify that participants who are non-employee directors of Cardinal Health will continue to be treated as “Reporting Persons” for purposes of the dividend equivalent credit investment rules under Section 3.5 of the Plan.

Amendment of the Cardinal Health Deferred Compensation Plan

The Plan is hereby amended as set forth below, effective as of the date signed below.

1. Section 3.5 of the Plan is hereby amended to add the following sentence to the end thereof:

“For purposes of this paragraph and the immediately preceding paragraph, the term “Reporting Person” shall include a Participant who was a Director at the time of his or her Separation from Service, regardless of whether such Participant is a Director on the Dividend Payment Date.”

2. All other provisions of the Plan shall remain in full force and effect.

CARDINAL HEALTH, INC.
FINANCIAL BENEFIT PLANS COMMITTEE

By: /s/ Kendell Sherrer________________

Its: ________________________________

Date: 3/14/2022______________________